EXHIBIT 99.2
SEVERANCE PACKAGES

	Corporate	Corporate	Corporate
	Executive	Exempt	Non-Exempt
	(Salary Grade 8 & Above)	(Salary Grades 2-7)	(Salary Grades A-J)
	ADC	ADC	ADC
	Sr. Management	Middle Management Exempt	Non-Exempt
	(Salary Grade 115-117)	(Salary Grades 106-114)	(Salary Grades 101-105)
	Field Sales	Field Sales
	Executive Management	Exempt
Item/ Grade	(Salary Grades TBD)	(Salary Grades TBD)
Cash Severance	2 week base pay per year of service	1 week base pay per year of service	1 week base pay per year of service
	12 weeks minimum	4 weeks minimum	2 weeks minimum
	36 weeks maximum	16 weeks maximum	8 weeks maximum

Mitigation	Cash severance will not be reduced by earnings from new job	Cash severance will not be reduced by earnings from new job	Cash severance will not be reduced by earnings from new job

Benefits Continuation	Medical Coverage for severance period employee portion paid by employee	Medical Coverage for severance period employee portion paid by employee	Medical Coverage for severance period employee portion paid by employee

Company car	None	N/A	N/A

Outplacement Service	To Be Determined	To Be Determined	To Be Determined
This document is a working document to be used as a reference for Human Resources internal purpose only and in no way serves as our standard severance policy. The Handleman Company reserves the right to edit, change or omit terms, sections, parts and/or the entire working document at any time for any reason.